EXHIBIT IV
Exhibit A
FORM OF LOCK-UP AGREEMENT
                      , 2019
Morgan Stanley & Co. LLC
As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re: FLAGSTAR BANCORP, INC. — Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Flagstar Bancorp, Inc., a Michigan corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, par value $0.01 per share (together, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:  (A)  transfers of shares of Common Stock as a bona fide gift or gifts, including to charitable organizations; (B) distributions of shares of Common Stock to members or stockholders of the undersigned; (C) transfers of shares of Common Stock to the undersigned’s affiliates or to any corporation, partnership, limited liability company, investment fund or other entity which is controlled by or managed by, or is under common control or management with the undersigned; (D) transfers of shares of Common Stock to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that any such transfer shall not involve a disposition for value; (E) transfers of shares of Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (F) the sale of Common Stock pursuant to the “cashless” exercise of stock options granted pursuant to existing stock incentive compensation plans of the Company described in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 filed with the SEC (the “Annual Report”) (the term “cashless” exercise being intended to include sale of a portion of the option shares to the Company or in the open market to cover payment of the exercise price) and the sale of Common Stock by the Company pursuant to tax withholding amounts due upon the exercise of stock options or the vesting of restricted stock, RSUs or other grants pursuant to existing stock incentive compensation plans of the Company described in the Annual Report; (G) (i) pledges of Common Stock in existence prior to the date hereof in a bona fide transaction to secure loans with financial institutions as set forth on Schedule 1 hereto or (ii) sales or transfers by any pledgee of such Common Stock in accordance with the terms thereof; (H) transfers of shares of Common Stock under any trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in existence on the date hereof or the establishment of any such new trading plan; provided that such new plan does not provide for the transfer of Common Stock during the restricted period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the undersigned regarding the establishment of such new plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period; (I) in the case of dispositions of shares of Common Stock, if acquired by the undersigned in open market transactions after completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act related to such dispositions shall be required or shall be voluntarily made until after the expiration of the 60-day period referred to above; and (J) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Common Stock owned by such transferor shall remain subject to the restrictions described herein; provided that (a) in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), each donee, distributee or transferee shall execute and deliver to Morgan Stanley & Co. LLC a lock-up letter in the form of this paragraph; (b) in the case of clause (F), there shall be no transfer of the underlying Common Stock acquired in connection with such exercise of stock options or restricted stock grants except in accordance with this lock-up agreement; and (c) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above) shall be made voluntarily in connection with any transfer or distribution under any of such clauses, or shall be required in connection with any transfer or distribution under clauses (A), (B) (C), (D) or (E).

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this agreement.
This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature  Page Follows]

Very truly yours,
[NAME OF STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]